Exhibit (a)(1)(E)

Offer to Purchase for Cash

by

BTCS INC.

of

Shares of its Series V Preferred Stock Having an Aggregate Purchase Price of up to $500,000

at a Purchase Price Not Greater Than $1.00 Nor Less Than $0.04 per Share, Net to the Seller in Cash, Without Interest

THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON DECEMBER 15, 2026, UNLESS THE OFFER IS EXTENDED OR EARLIER TERMINATED (SUCH DATE AND TIME, AS IT MAY BE EXTENDED, THE “EXPIRATION DATE”).

To Our Clients:

Enclosed for your consideration are the Offer to Purchase, dated October 26, 2026 (the “Offer to Purchase”), and the related Letter of Transmittal (the “Letter of Transmittal”), which together, as amended or supplemented from time to time, constitute the “Offer,” in connection with the offer by BTCS Inc., a Nevada corporation (the “Company”), to purchase for cash shares of its Series V Preferred Stock, par value $0.001 per share (the “Shares”), having an aggregate purchase price of up to $500,000, at a price per Share not greater than $1.00 nor less than $0.04, net to the seller in cash, without interest and less any applicable withholding taxes. Capitalized terms used but not defined in this letter have the meanings given to them in the Offer to Purchase.

We are the holder of record (directly or indirectly) of Shares held for your account. A tender of those Shares can be made only by us as the holder of record and only pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Shares held by us for your account.

Please instruct us, by completing and returning the Instruction Form below, as to whether you wish us to tender any or all of the Shares we hold for your account, on the terms and subject to the conditions of the Offer, and at what price.

Please note the following:

1.	You may tender your Shares at a price you specify, not greater than $1.00 nor less than $0.04 per Share, in increments of $0.01, or you may tender “at the Purchase Price,” in which case your Shares will be deemed tendered at $0.04. Tendering at the minimum price or at the Purchase Price increases the likelihood that your Shares will be purchased but may lower the Purchase Price paid to all holders.

2.	The Company will determine a single per-Share Purchase Price, which will be the lowest price within the range that will enable it to purchase Shares having an aggregate purchase price of up to $500,000 or, if fewer Shares are validly tendered, all Shares so tendered. All Shares purchased will be purchased at the same Purchase Price, even if you tendered at a lower price. Shares tendered at prices above the Purchase Price will not be purchased and will be returned to your account.

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3.	If Shares having an aggregate purchase price of more than $500,000 are validly tendered at or below the Purchase Price, the Company will purchase Shares on a pro rata basis, and Shares not purchased because of proration will be returned to your account. The Company expects to announce the final proration factor and begin payment approximately three business days after the Expiration Date.

4.	You may tender different portions of your Shares at different prices, but the same Shares may not be tendered at more than one price. You must complete a separate Instruction Form for each price at which you tender.

5.	The Offer is not conditioned on any minimum number of Shares being tendered and is not subject to a financing condition. The Offer is subject to the other conditions described in Section 6 of the Offer to Purchase.

6.	The Offer, proration period and withdrawal rights will expire at 5:00 p.m., New York City time, on December 15, 2026, unless the Offer is extended or earlier terminated. We may set an earlier deadline for receiving your instructions. Please return the Instruction Form to us promptly, and in any event before our deadline, so that we have sufficient time to submit a tender on your behalf.

7.	You may withdraw tendered Shares at any time before the Expiration Date and, unless they have been accepted for payment, at any time after December 22, 2026. To change the price at which you tendered, you must instruct us to withdraw your Shares and re-tender them at the new price before the Expiration Date.

8.	Tendering holders will not be obligated to pay brokerage commissions or solicitation fees to the Company, the Depositary or the Information Agent. We may charge you our own fee for processing your instruction; please contact us for details. The Company will pay any stock transfer taxes applicable to its purchase of Shares, except as otherwise provided in the Offer to Purchase and the Letter of Transmittal.

9.	Payments may be subject to U.S. federal backup withholding (currently at a rate of 24%) unless you have provided us with a properly completed IRS Form W-9 or otherwise established an exemption; non-U.S. holders should provide the appropriate IRS Form W-8. The cash you receive may be treated as proceeds of a sale or exchange or as a distribution for U.S. federal income tax purposes. See Section 12 of the Offer to Purchase and consult your own tax advisor.

10.	The Series V Shares are not listed on any securities exchange and have no established trading market. Some account statements show the Shares at no value; this does not affect your ability to tender. If you do not tender, you will continue to hold your Shares with the same rights and preferences you have today.

The Board of Directors of the Company has approved the Offer. However, none of the Company, its Board of Directors, the Depositary or the Information Agent makes any recommendation as to whether you should tender or refrain from tendering your Shares, or as to the price or prices at which you may choose to tender. You must make your own decision. The Company’s directors and executive officers have advised the Company that they will not tender any of their Shares in the Offer. Please read the Offer to Purchase and the Letter of Transmittal carefully before making any decision.

The Offer is being made to all holders of Shares. The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders in any U.S. state in which the making or acceptance of the Offer would not comply with the laws of that state, as described in Section 15 of the Offer to Purchase.

Questions about the Offer may be directed to the Information Agent, InvestorCom LLC, toll-free at (877) 972-0090 or by email at proxy@investor-com.com.

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INSTRUCTION FORM

With Respect to the Offer by BTCS Inc. to Purchase for Cash Shares of its Series V Preferred Stock Having an Aggregate Purchase Price of up to $500,000 at a Purchase Price Not Greater Than $1.00 Nor Less Than $0.04 per Share

The undersigned acknowledges receipt of your letter and the enclosed Offer to Purchase, dated October 26, 2026, and the related Letter of Transmittal, in connection with the offer by BTCS Inc. (the “Company”) to purchase for cash shares of its Series V Preferred Stock, par value $0.001 per share (the “Shares”), having an aggregate purchase price of up to $500,000, at a price not greater than $1.00 nor less than $0.04 per Share, net to the seller in cash, without interest and less any applicable withholding taxes.

The undersigned instructs you to tender to the Company the number of Shares indicated below or, if no number is indicated, all Shares you hold for the account of the undersigned, at the price per Share indicated below, on the terms and subject to the conditions of the Offer.

Number of Shares to be tendered at the price checked below: ______________________ Shares*

* Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered at the price checked below.

CHECK ONLY ONE BOX. IF MORE THAN ONE BOX IS CHECKED, OR IF NO BOX IS CHECKED, THE SHARES WILL BE DEEMED TENDERED AT THE PURCHASE PRICE.

(1) SHARES TENDERED AT THE PURCHASE PRICE DETERMINED BY THE COMPANY

☐ The undersigned wants to maximize the chance that the Company will purchase the Shares tendered. Accordingly, by checking this box instead of one of the price boxes below, the undersigned tenders Shares at the Purchase Price determined by the Company in accordance with the terms of the Offer and understands that the Shares will be deemed tendered at the minimum price of $0.04 per Share. This action could lower the Purchase Price and could result in the undersigned receiving a price per Share as low as $0.04.

— OR —

(2) SHARES TENDERED AT A PRICE DETERMINED BY THE HOLDER

By checking ONE of the boxes below instead of the box above, the undersigned tenders Shares at the price checked. The undersigned understands that if the Purchase Price is less than the price checked, the Shares will not be purchased. A holder who wishes to tender Shares at more than one price must complete a separate Instruction Form for each price.

☐ $0.04	☐ $0.05	☐ $0.06	☐ $0.07	☐ $0.08	☐ $0.09	☐ $0.10	☐ $0.11
☐ $0.12	☐ $0.13	☐ $0.14	☐ $0.15	☐ $0.16	☐ $0.17	☐ $0.18	☐ $0.19
☐ $0.20	☐ $0.21	☐ $0.22	☐ $0.23	☐ $0.24	☐ $0.25	☐ $0.26	☐ $0.27
☐ $0.28	☐ $0.29	☐ $0.30	☐ $0.31	☐ $0.32	☐ $0.33	☐ $0.34	☐ $0.35
☐ $0.36	☐ $0.37	☐ $0.38	☐ $0.39	☐ $0.40	☐ $0.41	☐ $0.42	☐ $0.43
☐ $0.44	☐ $0.45	☐ $0.46	☐ $0.47	☐ $0.48	☐ $0.49	☐ $0.50	☐ $0.51
☐ $0.52	☐ $0.53	☐ $0.54	☐ $0.55	☐ $0.56	☐ $0.57	☐ $0.58	☐ $0.59
☐ $0.60	☐ $0.61	☐ $0.62	☐ $0.63	☐ $0.64	☐ $0.65	☐ $0.66	☐ $0.67
☐ $0.68	☐ $0.69	☐ $0.70	☐ $0.71	☐ $0.72	☐ $0.73	☐ $0.74	☐ $0.75
☐ $0.76	☐ $0.77	☐ $0.78	☐ $0.79	☐ $0.80	☐ $0.81	☐ $0.82	☐ $0.83
☐ $0.84	☐ $0.85	☐ $0.86	☐ $0.87	☐ $0.88	☐ $0.89	☐ $0.90	☐ $0.91
☐ $0.92	☐ $0.93	☐ $0.94	☐ $0.95	☐ $0.96	☐ $0.97	☐ $0.98	☐ $0.99
☐ $1.00

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SIGNATURE

Signature(s): ________________________________________________________________

Name(s) (please print): _______________________________________________________

Account Number: _____________________________________________________________

Address (including zip code): __________________________________________________

_____________________________________________________________________________

Area Code and Telephone Number: ______________________________________________

Taxpayer Identification or Social Security Number: ________________________________

Date: ______________________, 2026

Please return this Instruction Form to your broker, dealer, commercial bank, trust company or other nominee, NOT to the Company, the Depositary or the Information Agent. Your nominee must receive it in time to submit a tender on your behalf before the Expiration Date and before any earlier deadline the nominee sets.

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